**Schwartz Levitsky Feldman llp**
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our opinion dated May 15, 2008 on the financial statements of Renhuang Pharmaceuticals, Inc. (the "Company"), included in its Annual Report on Form 10-K/A being filed by the Company, for the fiscal year ended October 31, 2008.

Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
December 7, 2009

Chartered Accountants
Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663